AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of the 14th day of April, 2006 between OCCULOGIX, INC. (the “Corporation”), a corporation incorporated under the laws of the State of Delaware, and William G. Dumencu who resides in the Town of Milton in the Province of Ontario (hereinafter referred to as the “Employee”).

WHEREAS Vascular Sciences Corporation (now the Corporation) and the Employee entered into an employment agreement, dated as of August 1, 2003, setting forth the rights and obligations of each of them with respect to the Employee’s employment with the Corporation (the “Employment Agreement”);

AND WHEREAS Vascular Sciences Corporation (now the Corporation) and the Employee entered into an amendment, dated August 1, 2003 and effective as of September 30, 2003, amending Section 6 of the Employment Agreement (the “Amendment”);

AND WHEREAS, prior to September 2003 and between June 2005 and April 13, 2006, the Employee served as Vice President, Finance of the Corporation;

AND WHEREAS, between September 2003 and May 2005, the Employee served as Chief Financial Officer and Treasurer of the Corporation and has resumed serving in that capacity as of the date hereof;

AND WHEREAS, notwithstanding Section 6 of the Employment Agreement, as amended by the Amendment, since August 31, 2004, the Employee has been entitled to 20 days of vacation per year and an annual bonus of 25% of the Employee’s annual base salary, granted at the sole discretion of the Corporation based on specific measurable objectives determined by the Corporation;

AND WHEREAS the Corporation and the Employee have agreed that it would be in the best interests of both of them to increase the Employee’s annual base salary as of April 1, 2006 and to reduce to writing the Employee’s current vacation and bonus entitlement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in the Employment Agreement, as amended by the Amendment and as further amended by this Amending Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Employee agree as follows:

1.	Notwithstanding Section 6 of the Employment Agreement, as amended by the Amendment, as of April 1, 2006:

(a)
the Company shall pay to Employee as compensation for all services rendered by the Employee under the Employment Agreement, as amended by the Amendment and as further amended by this Amending Agreement, a base salary of Cdn$178,040;

(b)	the Employee’s vacation entitlement shall be 20 days per year, accruing in accordance with the Corporation’s vacation policy from time to time; and

(c)
the Employee shall be entitled to an annual bonus of 25% of the Employee’s annual base salary, which bonus shall be granted at the sole discretion of the Corporation based on specific measurable objectives determined by the Corporation.

2.	The Employment Agreement, as amended by the Amendment, remains in full force and effect, unamended, other than as amended by this Amending Agreement.

3.
This Amending Agreement may be signed by facsimile and in counterpart, and each such counterpart will constitute an original document, and such counterparts, taken together, will constitute one and the same instrument.

4.	This Amending Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

5.	The Employee acknowledges that:

(a)	he has had sufficient time to review and consider this Amending Agreement thoroughly;

(b)	he has read and understands the terms of this Amending Agreement and his obligations under the Employment Agreement, as amended by the Amendment and as further amended by this Amending Agreement;

(c)	he has been given an opportunity to obtain independent legal advice, and such other advice as he may desire, concerning the interpretation and effect of this Amending Agreement; and

(d)
this Amending Agreement is entered into voluntarily and without any pressure and that his continued employment with the Corporation has not been made conditional on execution and delivery by him of this Amending Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

/s/ William G. Dumencu
Signature of Witness		William G. Dumencu

Name of Witness (please print)
OCCULOGIX, INC.
	By:	/s/ Elias Vamvakas
Elias Vamvakas
Chief Executive Officer